EXHIBIT 99.1

News Release

Berry Announces First Quarter 2025 Results

Strategy Update
• Successful completion of the spin of Berry’s Health, Hygiene and Specialties Global Nonwovens and Films Business (‘HHNF’) and merger with Glatfelter Corporation in November
• Entered into a definitive merger agreement with Amcor, to combine, in an all-stock transaction and expected to be  completed in the middle of calendar 2025
• Announcement of the sale of our Tapes business; Closed in early February 2025

First Quarter Highlights
• GAAP: Net sales of $2.4 billion; Operating income of $152 million; Earnings per share of $0.69
• Non-GAAP: Operating EBITDA of $378 million; Adjusted earnings per share of $1.09
•	Organic volume growth of +2%
•	Operating EBITDA growth of +4% and Adjusted EPS growth of +5%
•	Reaffirmed fiscal year 2025 guidance

Kevin Kwilinski, Berry’s CEO, stated, “We had a very busy quarter to start fiscal 2025, continuing our transition into a more streamlined and focused provider of consumer packaging solutions. Our recent strategic actions, including the completion of the spin-off/merger of our HHNF business, announcement of the expected combination with Amcor, and the sale of our Tapes business, mark significant milestones in our journey. These actions, combined with our commitment to innovation and sustainability, position us for sustainable long-term growth.  I want to also acknowledge the hard work, dedication and focus by all of our team members around the world during these eventful times.

Financially, we had a strong start to fiscal 2025, delivering 2% organic volume growth and a 5% increase in adjusted earnings per share compared to the prior year. Our intentional focus on fast-moving consumer goods will lead to more predictable earnings growth and cash generation, providing stability and resilience to our business. We are confident that our strategic investments and operational excellence will continue to enhance value for our shareholders.

Today we are reaffirming our guidance and, looking ahead into fiscal 2025, we anticipate continued low-single digit volume growth, as demonstrated over the last three quarters, along with strong adjusted free cash flow.  As we move forward, we will deliver enhanced value to our shareholders by pursuing three key strategic objectives: accelerating organic growth, increasing margins through improved operations, and deleveraging.”

Key Financials (1)
	December Quarter		Reported
GAAP results	2024	2023	%
Net sales	$2,385	$2,333	2%
Operating income	152	165	(8%)
EPS (diluted)	0.69	0.55	25%

	December Quarter		Reported	Comparable
Adjusted non-GAAP results	2024	2023	%	%
Operating EBITDA	378	365	4%	4%
Adjusted EPS (diluted)	1.09	1.04	5%	5%

(1)
Adjusted non-GAAP results exclude items not considered to be ongoing operations.  In addition, comparable change % excludes the impacts of foreign currency, acquisitions, and recent divestitures.  Further details related to non-GAAP measures and reconciliations can be found under our “Non-GAAP Financial Measures and Estimates” section and in reconciliation tables in this release.  In millions of USD, except per share data.

Financial Results – First Quarter 2025

Consolidated Overview
Net sales increased 2%, to $2.4 billion, primarily attributed to organic volume growth of 2%, increased selling prices, and current year acquisitions, partially offset by prior year divestiture sales.  All three segments delivered positive organic volume growth.

The operating income decrease is primarily attributed to an increase in business integration costs primarily associated with the proposed merger with Amcor. These costs were partially offset by 2% organic volume growth and a $16 million favorable impact from price cost spread.

Consumer Packaging – International
Net sales decreased by 3% compared to the prior year, coming in at $885 million.  The decrease was primarily attributed to prior year divestiture sales, partially offset by 1% organic volume growth and the impact of higher selling prices.  The organic volume increase was primarily driven by emerging market growth and share gains offsetting a weaker demand environment in Europe.

The operating income change is primarily attributed to an increase in general administrative and business integration costs, partially offset by a $15 million favorable impact from price cost spread.

Consumer Packaging – North America
Net sales increased 10% to $769 million primarily driven by 4% organic volume growth, along with higher selling prices and a 2% benefit from acquisition sales.  The volume growth was broad based and led by our food, beverage, and foodservice markets.

The operating income change is primarily attributed to an increase in general administrative and business integration costs, offset by 4% organic volume growth.

Flexibles
Net sales increased by 2%, reaching $731 million, primarily driven by increased selling prices and organic volume growth of 1%.  The organic volume growth is primarily driven by the continued recovery in European industrial markets.

The operating income decrease is primarily attributed to an increase in general administrative and business integration costs, partially offset by 1% organic volume growth.

Cash Returns to Shareholders

Berry generates significant cash flow and is committed to returning capital to shareholders. This annual cash flow provides substantial capacity to simultaneously reinvest in the business for organic growth, pay down debt, pursue bolt-on acquisitions, and return cash to shareholders through a compelling dividend as well as share repurchases.  We expect to further reduce leverage in fiscal 2025, while also returning cash to shareholders during the year, subject to market conditions, available cash on hand and cash needs, overall financial condition, and other factors considered relevant by our Board of Directors.

Dividend and Share Repurchases

As previously announced, Berry’s Board of Directors declared a quarterly cash dividend of $0.31 per share payable on March 17, 2025 to stockholders of record as of March 3, 2025.  Berry did not repurchase any shares during the first fiscal quarter of fiscal 2025.

Fiscal Year 2025 Guidance - Reaffirmed

•	Adjusted earnings per share range of $6.10-$6.60 (Fiscal 2024 comparable ~$6.00)
•	Cash flow from operations of $1.125-$1.225 billion; free cash flow of $600-$700 million
•	Committed to further debt reduction

Due to the pending transaction with Amcor plc, the Company will not host a quarterly conference call to review its first quarter results.  We have posted this release and a presentation regarding our first fiscal 2025 quarter on the Company’s website at https://ir.berryglobal.com/financials.

About Berry
At Berry Global Group, Inc. (NYSE: BERY), we create innovative packaging solutions that we believe make life better for people and the planet. We do this every day by leveraging our unmatched global capabilities, sustainability leadership, and deep innovation expertise to serve customers of all sizes around the world. Harnessing the strength in our diversity and industry-leading talent of over 34,000 global employees across more than 200 locations, we partner with customers to develop, design, and manufacture innovative products with an eye toward the circular economy. The challenges we solve and the innovations we pioneer benefit our customers at every stage of their journey. For more information, visit our website, or connect with us on LinkedIn or X.

Non-GAAP Financial Measures and Estimates
This press release includes non-GAAP financial measures such as operating EBITDA, Adjusted operating income, Adjusted earnings per share (or adjusted EPS), free cash flow, and comparable basis net sales, comparable adjusted EPS and comparable operating EBITDA.  A reconciliation of these non-GAAP financial measures to comparable measures determined in accordance with accounting principles generally accepted in the United States of America (GAAP) is set forth at the end of this press release.  Fiscal year 2025 cash flow from operations, free cash flow and adjusted earnings per share guidance excludes the impact from the Amcor/Berry combination transaction.  Information reconciling forward-looking adjusted EPS and free cash flow is not provided because such information is not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including debt refinancing activity or other non-comparable items.  These items are uncertain, depend on various factors, and could be material to our results computed in accordance with U.S. GAAP.

Important Information for Investors and Shareholders
This communication does not constitute an offer to sell or the solicitation of an offer to buy or exchange any securities or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. It does not constitute a prospectus or prospectus equivalent document. No offering or sale of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the US Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

In connection with the proposed transaction between Berry Global Group, Inc. (“Berry”) and Amcor plc (“Amcor”), on January 13, 2025, Amcor filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, as amended on January 21, 2025, containing a joint proxy statement of Berry and Amcor that also constitutes a prospectus of Amcor (the “Joint Proxy Statement/Prospectus”). The registration statement was declared effective by the SEC on January 23, 2025, and Berry and Amcor commenced mailing the Joint Proxy Statement/Prospectus to their respective shareholders on or about January 23, 2025. This document is not a substitute for the Joint Proxy Statement/Prospectus or any other document which Berry or Amcor may file with the SEC. INVESTORS AND SECURITY HOLDERS OF BERRY AND AMCOR ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the registration statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Berry or Amcor through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Berry are available free of charge on Berry’s website at berryglobal.com under the tab “Investors” and under the heading “Financials” and subheading “SEC Filings.” Copies of the documents filed with the SEC by Amcor are available free of charge on Amcor’s website at amcor.com under the tab “Investors” and under the heading “Financial Information” and subheading “SEC Filings.”

Certain Information Regarding Participants
Berry, Amcor and their respective directors and executive officers may be considered participants in the solicitation of proxies from the shareholders of Berry and Amcor in connection with the proposed transaction. Information about the directors and executive officers of Berry is set forth in its Annual Report on Form 10-K for the year ended September 28, 2024, which was filed with the SEC on November 26, 2024, and its proxy statement for its 2025 annual meeting, which was filed with the SEC on January 7, 2025. Information about the directors and executive officers of Amcor is set forth in its Annual Report on Form 10-K for the year ended June 30, 2024, which was filed with the SEC on August 16, 2024, its proxy statement for its 2024 annual meeting, which was filed with the SEC on September 24, 2024 and its Current Report on Form 8-K, which was filed with the SEC on January 6, 2025. To the extent holdings of Berry’s or Amcor’s securities by its directors or executive officers have changed since the amounts set forth in such filings, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. Information about the directors and executive officers of Berry and Amcor, including a description of their direct or indirect interests, by security holdings or otherwise, and other information regarding the potential participants in the proxy solicitations, which may be different than those of Berry’s stockholders and Amcor’s shareholders generally, are contained in the Joint Proxy Statement/Prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction. You may obtain these documents free of charge through the website maintained by the SEC at http://www.sec.gov and from Berry’s or Amcor’s website as described above.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Some of these forward-looking statements can be identified by words like “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “possible,” “predict,” “project,” “target,” “seek,” “should,” “will,” or “would,” the negative of these words, other terms of similar meaning or the use of future dates. Such statements, including projections as to the anticipated benefits of the proposed transaction, the impact of the proposed transaction on Berry’s and Amcor’s business and future financial and operating results and prospects, the amount and timing of synergies from the proposed transaction, the terms and scope of the expected financing in connection with the proposed transaction, the aggregate amount of indebtedness of the combined company following the closing of the proposed transaction and the closing date for the proposed transaction, are based on the current estimates, assumptions and projections of the management of Berry and Amcor, and are qualified by the inherent risks and uncertainties surrounding future expectations generally, all of which are subject to change. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties, many of which are beyond Berry’s and Amcor’s control. None of Berry, Amcor or any of their respective directors, executive officers, or advisors, provide any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur, or if any of them do occur, what impact they will have on the business, results of operations or financial condition of Berry or Amcor. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on Berry’s and Amcor’s businesses, the proposed transaction and the ability to successfully complete the proposed transaction and realize its expected benefits. Risks and uncertainties that could cause results to differ from expectations include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the risk that the conditions to the completion of the proposed transaction (including shareholder and regulatory approvals) are not satisfied in a timely manner or at all; the risks arising from the integration of the Berry and Amcor businesses; the risk that the anticipated benefits of the proposed transaction may not be realized when expected or at all; the risk of unexpected costs or expenses resulting from the proposed transaction; the risk of litigation related to the proposed transaction; the risks related to disruption of management’s time from ongoing business operations as a result of the proposed transaction; the risk that the proposed transaction may have an adverse effect on the ability of Berry and Amcor to retain key personnel and customers; general economic, market and social developments and conditions; the evolving legal, regulatory and tax regimes under which Berry and Amcor operate; potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect Berry’s and/or Amcor’s financial performance; and other risks and uncertainties identified from time to time in Berry’s and Amcor’s respective filings with the SEC, including the Joint Proxy Statement/Prospectus to be filed with the SEC in connection with the proposed transaction. While the list of risks presented here is, and the list of risks presented in the Joint Proxy Statement/Prospectus will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties, and other risks may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made only as of the date hereof and neither Berry nor Amcor undertakes any obligation to update any forward-looking statements, or any other information in this communication, as a result of new information, future developments or otherwise, or to correct any inaccuracies or omissions in them which become apparent. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.

Company Contact Information
Dustin Stilwell
VP, Head of Investor Relations
+1 (812) 306 2964
ir@berryglobal.com

Berry Global Group, Inc.
Consolidated Statements of Income (Unaudited)

	Quarterly Period Ended
(in millions of USD, except per share data)	December 28, 2024	December 30, 2023
Net sales	$2,385	$2,333
Costs and expenses:
Cost of goods sold	1,929	1,903
Selling, general and administrative	223	206
Amortization of intangibles	46	47
Business consolidation and other activities	35	12
Operating income	152	165
Other expense (income)	(22)	15
Interest expense, net	75	71
Income before income taxes	99	79
Income tax expense	18	14
Net income from continuing operations	81	65
Discontinued operations, net of tax	(67)	(6)
Net income	$14	$59

Net income per share:
Basic - continuing operations	$0.70	$0.56
Basic - discontinued operations	(0.58)	(0.05)
Total basic net income per share	$0.12	$0.51

Diluted - continuing operations	$0.69	$0.55
Diluted - discontinued operations	(0.57)	(0.05)
Total diluted net income per share	$0.12	$0.50

Outstanding weighted average shares (in millions)
Basic	115.3	115.6
Diluted	118.2	118.3

Condensed Consolidated Balance Sheets (Unaudited)

(in millions of USD)	December 28, 2024	September 28, 2024
Cash and cash equivalents	$1,181	$865
Accounts receivable	1,089	1,269
Inventories	1,328	1,371
Other current assets	501	184
Current assets of discontinued operations	-	885
Property, plant, and equipment	3,483	3,627
Goodwill, intangible assets, and other long-term assets	5,955	6,362
Non-current assets of discontinued operations	-	2,050
Total assets	$13,577	$16,613
Current liabilities, excluding current debt	1,809	2,451
Current liabilities of discontinued operations	-	411
Current and long-term debt	8,129	8,315
Other long-term liabilities	1,433	1,683
Non-current liabilities of discontinued operations	-	145
Stockholders’ equity	2,206	3,608
Total liabilities and stockholders' equity	$13,577	$16,613

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Quarterly Period Ended
(in millions of USD)	December 28, 2024	December 30, 2023
Cash flows from operating activities:
Net income	$14	$59
Income (loss) from discontinued operations	(67)	(6)
Income from continuing operations	81	65
Adjustments to reconcile net cash from operating activities:
Depreciation	124	123
Amortization of intangibles	46	47
Non-cash interest, net	(12)	(20)
Share-based compensation expense	21	18
Deferred income tax	(28)	(16)
Settlement of derivatives	-	19
Other non-cash operating activities, net	(23)	14
Changes in working capital	(581)	(418)
Operating cash used in continuing operations	(372)	(168)
Operating cash used in discontinued operations	(106)	(31)
Net cash from operating activities	(478)	(199)

Cash flows from investing activities:
Additions to property, plant, and equipment, net	(134)	(168)
Acquisitions of business and other	(48)	-
Investing cash used in continuing operations	(182)	(168)
Investing cash used in discontinued operations	(9)	(15)
Net cash from investing activities	(191)	(183)

Cash flows from financing activities:
Repayments on long-term borrowings	(106)	(1,858)
Cash transferred to Magnera related to spin, net	(624)	-
Proceeds from long-term borrowings	1,585	1,550
Repurchase of common stock	-	(7)
Proceeds from issuance of common stock	19	13
Dividends paid	(36)	(36)
Debt financing costs and other	(39)	(4)
Net cash from financing activities	799	(342)
Effect of currency translation on cash	(44)	28
Net change in cash and cash equivalents	86	(696)
Cash and cash equivalents at beginning of period	1,095	1,203
Cash and cash equivalents at end of period	$1,181	$507

Segment and Supplemental Comparable Basis Information (Unaudited)

	Quarterly Period Ended December 28, 2024
(in millions of USD)	Consumer Packaging - International	Consumer Packaging- North America	Flexibles	Total
Net sales	$885	$769	$731	$2,385

Operating income	$28	$59	$65	$152
Depreciation and amortization	78	58	34	170
Business consolidation and other activities(1)	17	9	9	35
Other non-cash charges	8	7	6	21
Operating EBITDA	$131	$133	$114	$378

	Quarterly Period Ended December 30, 2023
Reported net sales	$916	$699	$718	$2,333
Foreign currency, acquisitions & divestitures	(40)	16	2	(22)
Comparable net sales (1)	$876	$715	$720	$2,311

Operating income	$29	$60	$76	$165
Depreciation and amortization	80	57	33	170
Business consolidation and other activities	6	5	1	12
Other non-cash charges	6	6	6	18
Foreign currency, acquisitions & divestitures	(3)	3	-	-
Comparable operating EBITDA (2)	$118	$131	$116	$365

(1)	During the current quarter, the Company incurred $18 million of transaction related activities associated with the proposed merger with Amcor.
(2)
The prior year comparable basis change excludes the impacts of foreign currency, acquisitions, and divestitures.  Further details related to non-GAAP measures and reconciliations can be found under our “Non-GAAP Financial Measures and Estimates” section or in reconciliation tables in this release.

Discontinued Operations (a)
	Quarterly Period Ended
	December 28, 2024	December 30, 2023
Net sales	$204	$520

Cost of sales	179	476
Selling, general, and administrative	9	29
Amortization of intangibles	4	13
Other income (expense), net	79	10
Operating loss	(67)	(8)
Other non-operating items, net	2	(3)
Interest expense, net	1	1
Loss before income taxes	(70)	(6)
Income tax (expense) benefit	3	-
Discontinued operations, net of tax	$(67)	$(6)

(a)	In connection with the HHNF transaction, this table summarizes the results of discontinued operations for the HHNF business.

Reconciliation of Non-GAAP Measures

Reconciliation of Net income and earnings per share (EPS) to adjusted operating income, operating earnings before interest, tax, depreciation and amortization (EBITDA), and adjusted earnings per share (adjusted EPS)

(in millions of USD, except per share data amounts)

	Quarterly Period Ended
	December 28, 2024	December 30, 2023
Net income attributable to Berry Global Group, Inc.	$14	$59
Discontinued operations, net of tax	(67)	(6)
Net income from continuing operations	$81	$65
Add: other expense (income)	(22)	15
Add: interest expense	75	71
Add: income tax expense	18	14
Operating income	$152	$165

Add: business consolidation and other activities	35	12
Add: other non-cash charges (1)	21	18
Adjusted operating income (3)	$208	$195

Add: depreciation	124	123
Add: amortization of intangibles	46	47
Operating EBITDA (3)	$378	$365

Net income per diluted share	$0.69	$0.55
Other expense (income)	(0.19)	0.13
Business consolidation and other activities	0.30	0.10
Amortization of intangibles from acquisitions (2)	0.39	0.40
Income tax impact on items above	(0.10)	(0.14)
Foreign currency, acquisitions, and divestitures		-
Adjusted net income per diluted share (3)	$1.09	$1.04

Non-U.S. GAAP Free Cash Flow (continuing operations):
Cash flow from operating activities	$(372)	$(168)
Additions to property, plant, and equipment (net)	(134)	(168)
Non-U.S. GAAP Free Cash Flow (continuing operations)	$(488)	$(336)

Estimated Fiscal 2025
Cash flow from operating activities	$1,125-$1,225
Net additions to property, plant, and equipment	(525)
Free cash flow (3)	$600-$700

(1)	Other non-cash charges are primarily stock compensation expense
(2)	Amortization of intangibles from acquisition are added back to better align our calculation of adjusted EPS with peers.
(3)
Supplemental financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  These non-GAAP financial measures should not be considered as alternatives to operating or net income or cash flows from operating activities, in each case determined in accordance with GAAP.  Organic sales growth and comparable basis measures exclude the impact of currency translation effects and acquisitions.  These non-GAAP financial measures may be calculated differently by other companies, including other companies in our industry, limiting their usefulness as comparative measures.  Berry’s management believes that adjusted net income and other non-GAAP financial measures are useful to our investors because they allow for a better period-over-period comparison of operating results by removing the impact of items that, in management’s view, do not reflect our core operating performance.

We define “free cash flow” as cash flow from operating activities, less net additions to property, plant, and equipment.  We believe free cash flow is useful to an investor in evaluating our liquidity because free cash flow and similar measures are widely used by investors, securities analysts, and other interested parties in our industry to measure a company’s liquidity.  We also believe free cash flow is useful to an investor in evaluating our liquidity as it can assist in assessing a company’s ability to fund its growth through its generation of cash.

Adjusted EBITDA is used by our lenders for debt covenant compliance purposes.  We also use Adjusted operating income, Operating EBITDA, adjusted EPS and comparable basis measures, among other measures, to evaluate management performance and in determining performance-based compensation.  Operating EBITDA is a measure widely used by investors, securities analysts, and other interested parties in our industry to measure a company’s performance.  We also believe EBITDA and Adjusted operating income are useful to an investor in evaluating our performance without regard to revenue and expense recognition, which can vary depending upon accounting methods.

(BERY-F)